CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 12, 1999 accompanying the financial statements of Insured Municipals Income Trust, 228th Insured Multi-Series as of December 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              GRANT THORNTON LLP


Chicago, Illinois
April 26, 1999